UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 6, 2014

NEXT GENERATION MANAGEMENT CORP.
(Exact name of registrant as specified in charter)
Next Generation Energy Corp.
(Former Name of Registrant)

Nevada	002-74785-B	88-0169543
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4270 John Marr Drive, Annandale, Virginia  22003
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: 703-372-1282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrants Certifying Accountant

On June 6, 2014, Turner, Jones & Associates, P.L.L.C. (the "Former Auditor") resigned as the independent registered public accounting firm of Next Generation Management Corp. (f/k/a Next Generation Energy Corp.) (the "Company").  On June 25, 2014, the Former Auditor withdrew its resignation for the limited purpose of expressing its opinion on the Company’s restated financial statement for the years ended December 31, 2012 and 2011.  On July 1, 2014 (the “Resignation Date”), the Former Auditor resigned as the independent registered public accounting firm of the Company.

The report of the Former Auditor on the Company’s financial statements for the years ended December  31, 2013 and 2012 and did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle except that such report contained an explanatory paragraph in respect to our uncertainty as to the Company's ability to continue as a going concern.

During the years ended December  31, 2013 and 2012 and through the Resignation Date, the Company has not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the years ended December  31, 2013 and 2012 and through the Resignation Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that our Former Auditor furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, which is attached hereto as Exhibit 16.1.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Turner, Jones & Associates, P.L.L.C.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXT GENERATION MANAGEMENT CORP.

By:	/s/ Darryl Reed
Name:	Darryl Reed
Title:	Chief Executive Officer

Date:	July 7, 2014 Annandale, Virginia

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